Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

HIGHER ONE HOLDINGS, INC.

(as of                     , 2010)

Article I - Offices

1. Registered Office. Higher One Holdings, Inc. (the “Corporation”) shall have and maintain at all times (i) a registered office in the State of Delaware, which office shall be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, in the County of New Castle, in the State of Delaware 19808; and (ii) a registered agent located at such address whose name is Corporation Service Company, until changed from time to time as provided by the General Corporation Law of the State of Delaware, as in effect from time to time (the “DGCL”).

2. Other Offices. The principal office of the Corporation may be located within or without the State of Delaware, as designated by the Board of Directors of the Corporation (the “Board of Directors”). The Corporation may have other offices and other places of business at such places within or without the State of Delaware as shall be determined by the Directors or as may be required by the business of the Corporation.

Article II - Stockholders

1. Annual Meeting. The annual meeting of stockholders shall be held each year at the place, either within or without the State of Delaware (including by remote communication as authorized by Section 211(a)(2) of the DGCL), and at the date and time determined by the Board of Directors from time to time. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) elsewhere in these Bylaws, shall be for the purpose of electing directors and for such other purposes as may properly come before it, including such as shall be properly specified in the notice for the meeting pursuant to Section 4 of this Article II, and only business within such purposes may be conducted at the meeting.

2. Special Meetings. Subject to the rights of the holders of the preferred stock of the Corporation (the “Preferred Stock”), special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office or by the Chairman of the Board. Any such special meeting shall be held at such place, either within or without the State of Delaware (including by remote communication as authorized by Section 211(a)(2) of the DGCL), and at such date and time determined by the Board of Directors or as the Chairman of the Board shall designate, as set forth in the notice of the meeting. Only business within the purpose or purposes described in the meeting notice may be conducted at a special meeting of stockholders.

3. Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation unless (a) a different place is fixed by the Board of Directors or the Chairman of the Board and is specified in the notice of the meeting, or (b) the meeting is held solely by means of remote communication in accordance with Section 14 of this Article II.

4. Notice of Meetings.

(a) Except as otherwise provided by law or the Certificate of Incorporation (or, with respect to a meeting of holders of Preferred Stock, as otherwise provided in a Preferred Stock Designation, as such term is defined in the Certificate of Incorporation), a written notice of the date, time and place of all meetings of stockholders, describing the purposes of the meeting, shall be given by the secretary or an assistant secretary (or other person authorized by the Board of Directors to provide notice of such meeting) no fewer than ten (10) nor more than sixty (60) days before the meeting date to each stockholder entitled to vote at such meeting and to each stockholder who, by law or by the Certificate of Incorporation or by any other provision of these Bylaws, is entitled to such notice, except that where any other minimum or maximum notice period for any action to be taken at such meeting is required under the DGCL, then such other minimum or maximum notice period shall control.

(b) If at any meeting action is proposed to be taken which, if taken, would entitle stockholders fulfilling the requirements of Section 262(d) of the DGCL to an appraisal of the fair value of their shares, the notice of such meeting shall contain a statement of that purpose and to that effect and shall be accompanied by a copy of that statutory Section.

5. Requirement of Notice. If an annual or special meeting of stockholders is adjourned to a different date, time or place, written notice need not be given of the new date, time or place if the new date, time or place, if any, is announced at the meeting at which the adjournment is taken before adjournment; provided, however, that if the date for any adjourned meeting is more than 30 days after the date of the original meeting, or if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in conformity with this Article II. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. All notices to stockholders shall conform to the requirements of Article IV.

6. Waiver of Notice. A stockholder may waive any notice of meeting required by law, the Certificate of Incorporation, or these Bylaws either before or after the date and time stated in the notice. The waiver shall be in writing, be signed by the stockholder entitled to the notice, and be delivered to the Corporation for inclusion with the records of the meeting. To the extent permitted by law, a stockholder’s attendance at a meeting, in person or by proxy, waives objection to (i) lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented. Any stockholder so waiving notice of a meeting shall be bound by the proceedings of such meeting in all respects as if due notice thereof had been given.

7. Quorum.

(a) At any meeting of the stockholders, the holders of a majority in voting power of the outstanding shares of capital stock entitled to be voted at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law, the Certificate of Incorporation or any other provision of these Bylaws. Where a separate vote by a series, class or classes is required, a majority in voting power of the shares of such class or classes present in person or by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

(b) If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the votes of the outstanding shares of capital stock entitled to be voted at the meting who are present, in person or by proxy, may adjourn the meeting to another place, date and time, without notice other than as specified in Section 5 of this Article.

8. Organization. Such person as the Chairman of the Board may have designated or, in the absence of such person, such person as the Board of Directors may have designated or, in the absence of such person, the Chief Executive Officer, or in his or her absence, such person as may be chosen by the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the secretary, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

9. Conduct of Business.

(a) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and to adjourn the meeting, to determine the order of business and the procedure at the meeting, including such rules and regulation of the manner of voting and the conduct of discussion as seems to him or her in order, and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting.

(b) Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.

(c) The chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

10. Voting and Proxies.

(a) At any meeting of stockholders, a stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation may either (i) vote his or her shares in person; or (ii) appoint a proxy to vote or otherwise act for him or her by authorizing such proxy by an instrument in writing or a transmission permitted by law. An appointment of a proxy is effective when filed in accordance with the procedure established for the meeting or, if no such procedures are established, when received by the secretary or other officer or agent authorized to tabulate votes. Unless otherwise provided in an appointment form, an appointment is valid for a period of three years from the date the stockholder signed the form or, if it is undated, from the date of its receipt by the officer or agent, unless and to the extent otherwise provided in the proxy. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them if the person signing appears to be acting on behalf of all the co-owners unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. Subject to the provisions of Section 212 of the DGCL (or any successor provision thereof) and to any express limitation on the proxy’s authority provided in the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the stockholder making the appointment.

(b) All voting, except as provided in the Certificate of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

(c) In advance of any meeting of stockholders, the Board of Directors shall appoint one or more inspectors to act at the meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability and may perform such other duties not inconsistent herewith as may be requested by the Corporation.

11. Action at Meeting. Except as otherwise required by law, the Certificate of Incorporation or any other provision of these Bylaws, the affirmative vote of the holders of not less than a majority of the voting power of the outstanding shares of capital stock present in person or by proxy and entitled to vote on the subject matter shall be the act of the stockholders.

12. Record Date. The Board of Directors may fix the record date in order to determine the stockholders entitled to notice of a meeting of stockholders, to vote or to take any other action, or receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock. A record date fixed under this Section may not be more than 60 days nor less than 10 days before the meeting or action requiring a determination of stockholders. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders is effective for any adjournment of the meeting unless the Board of Directors in its discretion fixes a new record date, which it shall do if the meeting is adjourned to a date more than 30 days after the date fixed for the original meeting. If no record date is fixed:

(a) the record date for determining stockholders entitled to notice of or vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

13. Meetings by Remote Communications. Unless otherwise provided in the Certificate of Incorporation, if authorized by the Board of Directors, any annual or special meeting of stockholders, whether such meeting is to be held at a designated place or by means of remote communication, may be conducted in whole or in part by means of remote communication. Subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communications: (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

14. Form of Stockholder Action.

(a) Any vote, consent, waiver, proxy appointment or other action by a stockholder or by the proxy or other agent of any stockholder shall be considered given in writing, dated and signed, if, in lieu of any other means permitted by law, it consists of an electronic transmission that sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was authorized by the stockholder or proxyholder and transmitted by the stockholder, proxyholder or a person authorized to act for the stockholder or proxyholder; and (ii) the date on which such stockholder, proxyholder or authorized person transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be considered to be the date on which it was signed. The electronic transmission shall be considered received by the Corporation if it has been sent to any address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the secretary or other officer or agent having custody of the records of proceedings of stockholders.

(b) Any copy, facsimile or other reliable reproduction of a vote, consent, waiver, proxy appointment or other action by a stockholder or by the proxy or other agent of any stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, so long as the copy, facsimile or other reproduction is a complete reproduction of the entire original writing or transmission.

15. Stockholders List for Meeting.

(a) After fixing a record date for a meeting of stockholders, the office of the Corporation that had charge of the Corporation’s stock ledger shall prepare an alphabetical list of the names of all its stockholders who are entitled to notice of the meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each stockholder, but need not include an electronic mail address or other electronic contact information for any stockholder.

(b) The list of stockholders shall be available for inspection by any stockholder for any purpose germane to the meeting for a period beginning ten days prior to the meeting for which the list was prepared and continuing through the meeting: (i) during ordinary business hours, at the Corporation’s principal office; or (ii) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time there of and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall be made available on an electronic network and the information required to gain access to such list shall be provided with the notice of the meeting.

16. Notice of Stockholder Business and Nominations.

(a) (i) To be properly brought before an annual meeting, nominations of persons for election or re-election to the Board of Directors or other business must be (A) specified in the notice of meeting given by or at the direction of the Board of Directors; (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (C) otherwise properly brought before the meeting by a stockholder in accordance with the provisions of this Section 16(a) (this bylaw being the exclusive means for a stockholder to bring nominations or other business before a meeting of stockholders, other than business properly included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act).

(ii) For nominations of any person for election or re-election to the Board of Directors or other business to be properly brought before an annual meeting by a stockholder (A) the stockholder must have given timely notice thereof in writing to the secretary, which notice must also fulfill the requirements of clause (iii) of this Section 16(a); (B) the subject matter of any proposed business must be a matter that is a proper subject matter for stockholder action at such meeting; and (C) the stockholder must be a stockholder of record of the Corporation at the time the notice required by this Section is delivered to the Corporation and must be entitled to vote at the meeting.

(iii) To be considered timely notice, a stockholder’s notice must be received by the secretary at the principal executive offices of the Corporation not earlier than the opening of business 120 calendar days before, and not later than the close of business 90 days before, the date of the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders. If no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then a stockholder’s notice, in order to be considered timely, must be received by the secretary at the principal executive offices of the Corporation not earlier than the opening of business 120 days before the date of such annual meeting, and not later than the close of business on the later of (x) 90 days prior to the date of such annual meeting and (y) the tenth day following the day on which public announcement of the date of such annual meeting was first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting or of a new record date for an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth the following information (and, if such notice relates to the nomination of any person for election or re-election as a director of the Corporation, the questionnaire, representation and agreement required by Section 16(b) must also be delivered with and at the same time as such notice):

(A) as to each person whom the stockholder proposes to nominate for election as a director, (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case in accordance with Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”) and such other information as may be required by the Corporation pursuant to any policy of the Corporation governing the selection of directors; (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (3) a statement whether such person, if elected, intends to tender any advance resignation notice(s) requested by the Board of Directors in connection with subsequent elections, such advance resignation to be contingent upon the nominee’s failure to receive a majority vote and acceptance of such resignation by the Board of Directors; and (4) a description of all arrangements or understandings between the stockholder or any beneficial owner on whose behalf such nomination is made, or their respective affiliates, and each nominee or any other person or persons (naming such person or persons) in connection with the making of such nomination or nominations;

(B) as to any business the stockholder proposes to bring before the meeting, (1) a brief description of such business; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment); (3) the reasons for conducting such business at the meeting; and (4) a description of any direct or indirect material interest of the stockholder and of the beneficial owner, if any, on whose behalf the proposal is made, or their respective affiliates, in such business (whether by holdings of securities, or by virtue of being a creditor or contractual counterparty of the Corporation or of a third party, or otherwise), and all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, or their respective affiliates and any other person or persons (naming such person or persons) in connection with the proposal of such business;

(C) as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the business is proposed or nomination is made, (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of each such beneficial owner; (2) the class or series and number of shares of the Corporation that are owned, directly or indirectly, beneficially and held of record by such stockholder and each such beneficial owner or their respective affiliates (naming such affiliates); (3) a description of any agreement, arrangement or understanding (including, without limitation, any swap or other derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights with exercise or conversion privileges, hedging transactions, and securities lending or borrowing arrangement (a “Derivative Instrument”)) to which such stockholder or any such beneficial owner or their respective affiliates is, directly or indirectly, a party as of the date of such notice (x) with respect to shares of stock of the Corporation or (y) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of share price changes (increases or decreases) for, or increase or decrease the voting power of such stockholder or any such beneficial owner or any of their affiliates with respect to securities of the Corporation or which may have payments based in whole or in part, directly or indirectly, on the value (or change in value) of any class or series of securities of the Corporation (specifying in each case (I) the effect of such agreement, arrangement or understanding on voting or economic rights in equity securities in the Corporation, as of the date of the notice, and (II) any changes in such voting or economic rights which may arise pursuant to the terms of such agreement, arrangement or understanding); (4) any proxy, contract, arrangement, understanding or relationship pursuant to which either the stockholder or any such beneficial owner party has a right to vote, directly or indirectly, any shares of any security of the Corporation; (5) any rights to dividends on the shares of the Corporation owned, directly or indirectly, beneficially by the stockholder or any such beneficial owner that are separated or separable from the underlying shares of the Corporation; (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either the stockholder or any such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (7) any performance-related fees (other than an asset-based fee) that the stockholder or any such beneficial owner is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of the stockholder or any such beneficial owner’s immediate family sharing the same household; (8) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and (9) a representation whether the stockholder or any such beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of capital stock required to approve or adopt the proposal or elect the nominee; and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

(D) an undertaking by such stockholder and each such beneficial owner to notify the Corporation in writing of any change in the information called for pursuant to clauses (A)(4), (B)(4) and (C) above as of the record date for such meeting, by notice received by the secretary not later than the 10th day following such record date, and thereafter by notice so given and received within two business days of any change in such information (and, in any event, by the close of business on the day preceding the meeting date).

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. In addition, a stockholder seeking to bring an item of business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(iv) Notwithstanding anything in paragraph (a)(iii) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation (it being understood that such notice must nevertheless comply with the requirements of clauses (A) through (D) of paragraph (a)(iii)).

(b) To be eligible to be a nominee for election or re-election as a director of the Corporation, a person must deliver (not later than the deadline prescribed for delivery of notice under Section 16(a)(iii) of this Article II) to the secretary of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director, with such person’s duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director, and will comply with, applicable law and the Corporation’s Corporate Governance Guidelines and other policies applicable to directors generally. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(c) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors; or (ii) so long as and provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in clause (a)(iii) of this Section is delivered to the secretary, who is entitled to vote at the meeting and upon such election and who complies with the requirements set forth in clauses (a)(iii) and (b) of this Section as if such requirements referred to such special meeting; provided, however, that to be considered timely notice under this clause (c), a stockholder’s notice must be received by the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which public announcement of the date of such special meeting was first made.

(d) Notwithstanding the foregoing provisions of this Section, a stockholder who seeks to have any proposal included in the Corporation’s proxy materials must provide notice as required by and otherwise comply with the applicable requirements of the rules and regulations under the Exchange Act. Nothing in this Section shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; or (ii) the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of such Preferred Stock and/or the Certificate of Incorporation.

(e) The chairman of a meeting of stockholders shall determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether any nomination or item of business has been properly brought before the meeting in accordance with these Bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(iii)(C)(4) of this Section), and if the chairman should so determine and declare that any nomination or item of business has not been properly brought before an annual or special meeting, then such business shall not be transacted at such meeting and such nomination shall be disregarded.

(f) Notwithstanding the foregoing provisions of this Section, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or item of business, such proposed business shall not be transacted and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

Article III - Directors

1. Powers. All corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, its Board of Directors. The Board of Directors may exercise (or grant authority to be exercised) all the powers and authority of the Corporation and do all such lawful acts and things except (i) as are by law or otherwise required or directed to be exercised or done by the stockholders or (ii) as and to the extent set forth in the Certificate of Incorporation or these Bylaws.

2. Number, Election and Qualification. Subject to the rights of the holders of the Preferred Stock, the number of directors shall be such number as is from time to time determined in the manner provided in the Certificate of Incorporation. The directors shall be divided into three classes, as nearly equal in number as possible. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 16 of Article II of these Bylaws; and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth day before the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. No director need be a stockholder.

3. Vacancies; Reduction of Board. Any vacancy in the Board of Directors, however occurring, may be filled only in the manner provided in and to the extent permitted under the Certificate of Incorporation. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

4. Resignation. Any Director may resign at any time by delivering his or her written resignation to the Board of Directors, the Chairman of the Board (if any) or to the Corporation at its principal office. Such resignation shall be effective upon receipt unless it is specified therein to be effective at some later time, and the acceptance of a resignation shall not be necessary to make it effective unless such resignation specifies otherwise.

5. Removal. Subject to the rights of the holders of Preferred Stock, any director, or the entire Board of Directors, may only be removed from office in the manner provided in and to the extent permitted under the Certificate of Incorporation.

6. Meetings.

(a) Annual Meetings. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as provided in Section 6(c) of this Article III.

(b) Regular Meetings. Regular meetings of the Board of Directors shall be held without notice at such time or times, on such date or dates and at such place or places as the Board of Directors may from time to time determine and publicize among all directors. A notice of each regular meeting shall not be required.

(c) Special Meetings. Special meetings of the Board of Directors may be called by one-third of the Directors then in office (rounded up to the nearest whole number), by the Chairman of the Board, or by the Chief Executive Officer, and shall be held at such place, on such date, and at such time as they or he or she shall fix.

7. Notice of Special Meeting. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by whom it is not waived by the secretary or assistant secretary, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting, in each case not less than 24 hours before the meeting. Notice of any such meeting need not be given to any Director who shall waive such notice in conformity with Section 8 of this Article III. A notice of a special meeting of the Board of Directors need not specify the purposes of the meeting unless required by the Certificate of Incorporation or these Bylaws. All notices to Directors shall conform to the requirements of Article IV.

8. Waiver of Notice of Special Meeting. A Director may waive any notice of a special meeting before or after the date and time of the meeting. The waiver shall be in writing, signed by the Director entitled to the notice, or in the form of an electronic transmission by the Director to the Corporation, and filed with the minutes or corporate records. A Director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

9. Quorum. At any meeting of the Board of Directors, a majority of the total number of Directors then in office shall constitute a quorum for all purposes; provided, that if a quorum of Directors shall fail to attend any meeting, any number of Directors (whether one or more and whether or not constituting a quorum) constituting a majority of Directors present at such meeting may adjourn the meeting to another place, date or time, without further notice or waiver thereof.

10. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present (or such smaller number as may make a determination pursuant to Section 145 of the DGCL or any successor provision), business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the Directors present at such meeting at which there is a quorum, except as is required or provided by law, by the Certificate of Incorporation or by any other provision of these Bylaws.

11. Action Without Meeting. Unless the Certificate of Incorporation otherwise provides, any action required or permitted to be taken by the Directors may be taken without a meeting if the action is taken by the unanimous consent of the members of the Board of Directors. The action must be evidenced by one or more consents describing the action taken, in writing, signed by each Director, or delivered to the Corporation by mail or by electronic transmission to the address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the secretary or other officer or agent having custody of the records of proceedings of Directors, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section is effective when the last Director signs or delivers the consent, unless the consent specifies a different effective date. A consent signed or delivered under this Section has the effect of a meeting vote and may be described as such in any document.

12. Telephone Conference Meetings. Unless otherwise restricted by the Certificate of Incorporation or any other provision of these Bylaws, the Board of Directors may permit any or all Directors to participate in a regular or special meeting of the Board of Directors, or any meeting of any committee thereof, by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is considered to be present in person at the meeting.

13. Committees.

(a) Audit, Compensation and Nominating/Corporate Governance Committees. The Board of Directors shall appoint from among its members an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each composed of at least two directors or such higher number of directors as may be required by law or the standards of any stock exchange on which shares of the Corporation are listed, with such lawfully delegable powers and duties as it thereby confers or that are required by law or such standards of any stock exchange on which shares of the Corporation are listed.

(b) Other Committees. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, by vote of a majority of all the Directors then in office, the Board of Directors may from time to time elect from its number one or more other committees of the Board and may delegate thereto such lawfully delegable powers and duties as it thereby confers. All members of any such committee shall serve at the pleasure of the Board of Directors, and the Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its actions to the Board of Directors. The Board of Directors shall have the power to rescind any action of any such committee, but no such rescission shall have retroactive effect.

(c) Substitution of Members. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

(d) Delegable Authority. Any such committee, to the extent provided in the resolution of the Board of Directors or these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval; or (ii) adopt, amend or repeal the Bylaws of the Corporation.

(e) Term. The Board, subject to the requirements specifically set forth in this Section, may at any time change, increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death or resignation, but the Board may at any time for any reason remove any individual committee member and the Board may, subject to the requirements specifically set forth in this Section, fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may, subject to the requirements specifically set forth in this Section, designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may, subject to the requirements specifically set forth in this Section, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(f) Conduct of Business of Committees. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. A majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

14. Compensation. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

Article IV - Manner of Notice

1. Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by electronic mail or any other means of communication reasonably calculated to give notice. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time of the giving of the notice shall be when such notice is received, if hand delivered, when such notice is dispatched, if delivered through the mails, or when the transmission of such notice is completed, if delivered by electronic mail or other means of communication.

2. Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

Article V - Officers

1. Enumeration. The officers of the Corporation shall consist of a Chief Executive Officer, a Chief Financial Officer and a Chief Operating Officer and such other officers with such titles as the Board of Directors may determine from time to time. The Board may elect one of its members to the office of Chairman of the Board, and one or more of its members to the office of Vice Chairman, and from time to time define the powers and duties of such offices, notwithstanding any other provisions of these Bylaws.

2. Appointment. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Any such officer that is appointed by the Board of Directors shall be a “Board Appointed Officer.” A Board Appointed Officer may appoint one or more officers or assistant officers if authorized by the Board of Directors. Each officer has the authority and shall perform the duties set forth in these Bylaws or, to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

3. Qualification. No officer need be a stockholder or Director. Any number of offices may be held by any person.

4. Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

5. Resignation. Any officer may resign by delivering his or her written resignation to the Corporation at its principal office, and such resignation shall be effective upon receipt unless it is specified to be effective at a later time. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date. An officer’s resignation shall not affect the Corporation’s contract rights, if any, with the officer.

6. Removal. The Board of Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office. Nothing herein shall limit the power of any officer to discharge any subordinate.

7. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors or by a Board Appointed Officer if so authorized by the Board of Directors.

8. Powers and Duties; Delegation.

(a) Subject to these Bylaws, each officer of the Corporation shall have such duties and powers as are customarily incident to his or her office, and such duties and powers as may be designated from time to time by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of such other officer.

(b) Whenever an officer or officers is absent, or whenever for any reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of any officer or officers to any director or directors.

(c) The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any other provision hereof.

9. Compensation. The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

Article VI - Capital Stock

1. Issuance and Consideration. Subject to any applicable requirements of law, the Certificate of Incorporation or these Bylaws, the Board of Directors may direct the Corporation to issue the number of shares of each class or series of stock authorized by the Certificate of Incorporation. The Board of Directors may authorize shares to be issued for any valid consideration. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for shares to be issued is adequate. That determination by the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and nonassessable. Subject to any applicable requirements of law, the Certificate of Incorporation or these Bylaws, the Board of Directors shall determine the terms upon which the rights, options, or warrants for the purchase of shares or other securities of the Corporation are issued by the Corporation and the terms, including the consideration, for which the shares or other securities are to be issued.

2. Share Certificates. If shares are represented by certificates, at a minimum each share certificate shall state on its face: (a) the name of the Corporation and that it is organized under the laws of the State of Delaware; (b) the name of the person to whom issued; and (c) the number and class of shares and the designation of the series, if any, the certificate represents. If different classes of shares or different series within a class are authorized, then the variations in rights, preferences and limitations applicable to each class and series, and the authority of the Board of Directors to determine variations for any future class or series, must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the stockholder this information on request in writing and without charge. Unless shares can be issued only in uncertificated form, each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, either manually or in facsimile, the Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer or Chief Operating Officer (if there be such officers appointed) or any two officers designated by the Board of Directors, certifying the name of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile, and any such certificate shall bear the corporate seal or its facsimile. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate shall be nevertheless valid.

3. Uncertificated Shares. The Board of Directors may authorize the issue of some or all of the shares of any or all of the Corporation’s classes or series without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issue or transfer of shares without certificates, upon the request of any stockholder, the Corporation shall send the stockholder a written statement of the information required by the DGCL to be on physical share certificates of the Corporation.

4. Lost, Stolen or Destroyed Certificates. The Board of Directors of the Corporation may, subject to Delaware Code, Title 6, Section 8-405 (or any successor provision), determine the conditions upon which a new share certificate may be issued in place of any certificate alleged to have been lost, destroyed, or wrongfully taken. The Board of Directors may, in its discretion, require the owner of such share certificate, or his or her legal representative, to give a bond, sufficient in its opinion, with or without surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issue of the new certificate.

5. Transfers. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Subject to any restrictions on transfer and except when a certificate is issued in accordance with Section 4 of Article VI of these Bylaws, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

6. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or for the purposes of any other lawful action, the Board of Directors may fix a record date in accordance with Section 12 of Article II of these Bylaws.

7. Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

8. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

9. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation; and in the case of a dividend paid in shares of theretofore unissued capital stock of the Corporation, the Board of Directors shall, by resolution, direct that there be designated as capital in respect of such shares an amount not less than the aggregate par value of such shares and, in the case of shares without par value, such amount as shall be fixed by the Board of Directors. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in its discretion deems proper for working capital or as a reserve fund to meet contingencies or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

Article VII - Corporate Records

1. Records to be Kept.

(a) The Corporation shall keep as permanent records minutes of all meetings of its stockholders and Board of Directors, a record of all actions taken by the stockholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The

Corporation or its agent shall maintain a record of its stockholders, in a form that permits preparation of a list of the names and addresses of all stockholders, in alphabetical order by class of shares showing the number and class of shares held by each. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

(b) The Corporation shall keep within the State of Delaware a copy of such records at its principal office or an office of its transfer agent or of its secretary or assistant secretary or of its registered agent as may be required by law.

Article VIII - Indemnification and Insurance

1. Power to Indemnify in Action, Suits or Proceedings. The Corporation shall indemnify and hold harmless to the fullest extent authorized by Delaware law, as the same exists or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, any person who was or is a party to or is threatened to be made a party to or is involved in (including, without limitation, as a witness) any proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is an Eligible Person (hereinafter, an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or manager or in any other capacity while serving as a director, officer, employee, agent or manager, against all expense, liability and loss (including attorneys’ and other professionals’ fees, judgments, fines, ERISA taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith.

2. Expenses Payable In Advance. To the fullest extent authorized by Delaware law, the Corporation shall, from time to time, advance (or if previously paid by the Indemnitee, reimburse) to any Indemnitee funds sufficient for the payment of all expenses (including attorneys’ and other professionals’ fees and disbursements and court costs) actually and reasonably incurred by such Indemnitee in connection with the investigation of, response to, defense (including any appeal) of or settlement of any proceeding, in the case of each such proceeding upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Corporation against such expenses. No collateral securing or other assurance of performance of such undertaking shall be required of such Indemnitee by the Corporation.

3. Indemnification and Advancement of Expenses to Certain Other Persons. The Corporation may, by action of its Board of Directors, from time to time grant rights to indemnification and advancement of expenses to any employee or agent of the Corporation who is not an Eligible Person with the same scope and effect as the provisions of this Article with respect to the indemnification of and advancement of expenses to Eligible Persons. By resolution adopted by affirmative vote of a majority of the Board of Directors, the Board of Directors may delegate to the appropriate officers of the Corporation the decision to grant from time to time rights to indemnification and advancement of expenses to any employee or agent of the Corporation who is not an Eligible Person pursuant to this Section 3.

4. Exclusion of Claims Against the Corporation. No Eligible Person shall be entitled to any advance or reimbursement by the Corporation of expenses, or to indemnification from or to be held harmless by the Corporation against expenses, incurred by him or her in asserting any claim or commencing or prosecuting any suit, action or proceeding (or part thereof) against the Corporation (except as provided in Section 5 of this Article VIII) or any subsidiary of the Corporation or any current or former director, officer, employee or agent of the Corporation or of any subsidiary of the Corporation, but such advancement (or reimbursement) and indemnification and hold harmless rights may be provided by the Corporation in any specific instance as permitted by Sections 7 or 9 of this Article VIII, or in any specific instance in which the Board shall first authorize the commencement or prosecution of such a suit, action or proceeding (or part thereof) or the assertion of such a claim.

5. Enforcement. The rights to indemnification and advancement (or reimbursement) of expenses provided by, or granted pursuant to, this Article shall be enforceable by any person entitled to such indemnification or advancement (or reimbursement) of expenses in any court of competent jurisdiction. Notice of any application to a court by an Indemnitee pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application; provided, however, that such notice shall not be a requirement for an award of or a determination of entitlement to indemnification or advancement (or reimbursement) of expenses.

6. Certain Definitions. For purposes of this Article VIII: (a) a “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative; (b) an “Eligible Person” is any person who is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or manager of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or nonprofit entity, including service with respect to an employee benefit plan.

7. Non-Exclusivity and Survival of Indemnification. The rights to indemnification and to the advancement of expenses provided by or granted pursuant to this Article VIII shall be deemed independent of, and shall not be deemed exclusive of or a limitation on, any other rights to which any person seeking indemnification or advancement of expenses may be entitled or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or of disinterested directors or otherwise, both as to such person’s official capacity and as to action in another capacity while holding such office, it being the intent of the Corporation that indemnification of and advancement of expenses to Indemnitees shall be made to the fullest extent permitted by law, including as a result of any amendment of the DGCL expanding the right of corporations to indemnify and advance expenses. The Corporation’s obligation, if any, to indemnify, to hold harmless, or to advance or reimburse expenses to any Indemnitee who was or is serving at its request as a director, officer, employee, agent or manager of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification, holding harmless, or advancement or reimbursement of expenses from such other corporation, partnership, limited liability company, joint venture, trust or other enterprise nonprofit entity. The rights to indemnification and advancement (or reimbursement) of expenses provided by, or granted pursuant to, this Article VIII shall continue as to a person who has ceased to be a director or officer of the Corporation (or in the case of any other person entitled to indemnity granted pursuant to this Article VIII, has ceased to serve the Corporation) and shall inure to the benefit of the estate, heirs, legatees, distributes, executors, administrators and other comparable legal representatives of such person.

8. Contractual Rights. The provisions of this Article VIII shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of this Section 8), in consideration of such person’s performance of services for the Corporation, and also between the Corporation and any other person entitled to indemnity hereunder, and pursuant to this Article VIII the Corporation intends to be legally bound to each such current or former director or officer of the Corporation or other person. With respect to current directors, officers or employees of the Corporation, the rights conferred under this Article VIII are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of this By-law. With respect to any directors, officers or employees of the Corporation who commence service following adoption of this By-law, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director, officer or employee commencing service as a director, officer or employee of the Corporation. Neither amendment nor repeal of any provision of this Article VIII nor the adoption of any provision of the Certificate of Incorporation or Bylaws of the Corporation nor any decision of the Board of Directors inconsistent with this Article VIII shall eliminate or reduce the effect of this Article VIII in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification, adoption of an inconsistent provision or decision of the Board of Directors (even in the case of a proceeding based on such a state of facts that is commenced after such time).

9. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance, at its expense, on behalf of itself and any person who is or was a director, officer, employee, agent or manager of the Corporation or another corporation, partnership, limited liability company, joint venture, trust or other enterprise or nonprofit entity, including service with respect to an employee benefit plan, against any expense, liability or loss, whether or not the Corporation would have the power or the obligation to indemnify such person against such expense, liability or loss under Delaware law. Nothing contained in this Article VIII shall prevent the Corporation from entering into with any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving any corporation, partnership, limited liability company, joint venture, trust or other enterprise or nonprofit entity in which the Corporation has any direct or indirect interest as a director, officer, partner, member, trustee, employee, agent or manager or in any like capacity any agreement that provides independent indemnification, hold harmless and/or exoneration rights to such person or further regulates the terms on which indemnification, hold harmless and/or exoneration rights are to be provided to such person or provides independent assurance of the Corporation’s obligation to indemnify, hold harmless and/or exonerate such person, whether or not such indemnification, hold harmless and/or exoneration rights are on the same or different terms than provided for by this Article VIII or is in respect of such person acting in any other capacity, and nothing contained herein shall be exclusive of, or a limitation on, any right to indemnification, to be held harmless, to exoneration or to advancement or reimbursement of expenses to which any person is otherwise entitled. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification and the advancement of expenses as provided in this Article VIII.

Article IX - Miscellaneous Provisions

1. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors. If the Board makes no determination to the contrary, the fiscal year of the Corporation shall be the twelve months ending with December 31 in each year.

2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation, which seal shall be in the charge of the secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the treasurer or by an assistant treasurer or assistant secretary (if there be such officers appointed).

3. Execution of Instruments. The Board of Directors may authorize, or provide for the authorization of, officers, employees or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.

4. Voting of Securities. Unless otherwise provided by the Board of Directors, the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or stockholders of any other corporation, entity or organization, any of whose securities or interests are held by this Corporation.

5. Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

6. Amendments. The Board of Directors and stockholders may adopt, amend and repeal the Bylaws in the manner provided in the Certificate of Incorporation.

7. Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the date of the doing of the act shall be excluded, and the day of the event shall be included.

8. Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters that such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

9. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction or solely because his or her or their votes are counted for such purpose if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though less than a quorum; or (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.